SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)        September 21, 2003
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                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



    1-8483                                   95-3825062
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(Commission File Number)                (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California         90245
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(Address of Principal Executive Offices)                       (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)

Item 5.      Other Events.

       Unocal Corporation (the "Company") announced that its Gulf Region business unit has agreed to sell 70 properties in the Gulf of Mexico and onshore Louisiana to Forest Oil Corporation ("Forest") for $295 million (subject to certain purchase price adjustments) as part of an initiative announced earlier in the year to improve the profitability and sustainability of its Lower-48 exploration and production businesses.

       The Company expects to close the transaction by the end of October. The effective date of the sale will be July 1, 2003. Net proceeds from the sale will be used to reduce debt and increase the Company's capacity to fund its inventory of development projects and discoveries. Estimated July 1, 2003, reserves of the fields included in the purchase and sale agreement are approximately 34 million barrels of oil equivalent ("BOE"). The net production associated with the properties to be sold was about 18,000 BOE per day on the effective date. The properties included in the sale represent the majority of the Gulf of Mexico properties that were earmarked for divestment. The Company expects to divest the remaining properties before year-end 2003. The Company expects that the anticipated sale of these assets will result in an estimated pre-tax impairment charge of $45 million in the third quarter of 2003.


       After the divestments are complete, the Gulf Region business unit portfolio will include roughly 25 fields with production of approximately 67,000 BOE per day, along with an option to initiate deep exploration on many of the fields being sold to Forest. The Company is continuing its deep shelf exploration program and currently is drilling five deep shelf tests.

       About 20 properties remain in the asset packages being offered for sale, and the Company expects to sell those properties in the fourth quarter 2003. Some of those properties have book values in excess of the anticipated fair market value. The Company expects to record an estimated pre-tax impairment charge of $20 million in the third quarter to reduce the book value of those properties to the anticipated fair market value. Other properties in the asset packages are also expected to sell in the fourth quarter to different buyers and are expected to yield a pre-tax gain of around $25 million. The Company will also record a charge for employee reductions related to the asset sales in the third quarter. The amount will depend on the number of employees that are hired by Forest.


This filing contains certain forward-looking statements about future business transactions, production, accounting charges and earnings. The statements are based upon Unocal's current expectations and beliefs and are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those described in the forward looking statements. Actual results could differ materially as a result of factors discussed in Unocal's 2002 Form 10-K and other reports filed with the U.S. Securities and Exchange Commission.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                 UNOCAL CORPORATION
                                                   (Registrant)




Date:  September 23, 2003                        By:  /s/ JOE D. CECIL
      -------------------                       -------------------------------
                                                 Joe D. Cecil
                                                 Vice President and Comptroller

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